NEWS RELEASE                                          [LUCENT TECHNOLOGIES LOGO]



  MEDIA INQUIRIES                                      INVESTOR INQUIRIES
  Joan Campion                                         John DeBono
  908-582-5832 (office)                                908-582-7793 (office)
  joancampion@lucent.com                               debono@lucent.com

  Mary Ward                                            Dina Fede
  908-582-7658 (office)                                908-582-0366 (office)
  maryward@lucent.com                                  fede@lucent.com


  LUCENT TECHNOLOGIES SHAREOWNERS APPROVE MERGER AGREEMENT
  WITH ALCATEL

  FOR IMMEDIATE RELEASE: THURSDAY, SEPTEMBER 7, 2006
         MURRAY HILL, N.J. - Lucent Technologies (NYSE: LU) today announced that its shareowners voting had overwhelmingly approved the Agreement and Plan of Merger with Alcatel, dated as of April 2, 2006, at the Special Meeting of Shareowners held earlier today. Final results of the shareowner vote will be disclosed in an upcoming filing with the Securities and Exchange Commission.
         "As we have said from the start, the primary driver of this combination is to create long-term value for shareowners, customers, and employees," said Lucent Technologies Chairman and CEO Patricia Russo. "Today we received approval for the merger from Lucent's shareowners, and as a result, we are another step closer to creating the first truly global communications solutions provider with the broadest wireless, wireline and services portfolio in the industry."
         Alcatel and Lucent expect to complete their merger transaction by the end of calendar year 2006, within the six- to 12-month timeframe originally announced on April 2. The companies have already cleared several key regulatory and antitrust milestones, including antitrust clearance in the United States and the European Union. In addition, the companies have submitted a formal notice to the Committee on Foreign Investment in the United States (CFIUS), seeking U.S. governmental approval of their pending merger.

         Lucent Technologies designs and delivers the systems, services and software that drive next-generation communications networks. Backed by Bell Labs research and development, Lucent uses its strengths in mobility, optical, software, data and voice networking technologies, as well as services, to create new revenue-generating opportunities for its customers, while enabling them to quickly deploy and better manage their networks. Lucent's customer base includes communications service providers, governments and enterprises worldwide. For more information on Lucent Technologies, which has headquarters in Murray Hill, N.J., USA, visit WWW.LUCENT.COM.

  SAFE HARBOR FOR FORWARD LOOKING STATEMENTS AND OTHER IMPORTANT INFORMATION

  This website and other employee communications material contain statements regarding the proposed transaction between Lucent and Alcatel, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Lucent and Alcatel's managements' future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent and Alcatel and the combined company, as well as Lucent's and Alcatel's and the combined company's future performance and the industries in which Lucent and Alcatel operate and the combined company will operate, in addition to managements' assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by Lucent and Alcatel; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our respective global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent's annual report on Form 10-K for the year ended September 30, 2005 and quarterly reports on Form 10-Q for the periods ended December 31, 2005, March 31, 2006 and June 30, 2006, and Alcatel's annual report on Form 20-F for the year ended December 31, 2005 as well as other filings by Lucent and Alcatel with the U.S. Securities and Exchange Commission (the "SEC"). Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Lucent and Alcatel disclaim any intention or obligation to update any forward-looking statements after the distribution of this website and other employee communications material, whether as a result of new information, future events, developments, changes in assumptions or otherwise.


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